Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Wells Fargo & Company:
We consent to the incorporation by reference in the registration statements noted below on Form S‑3, S-4, and S‑8 of Wells Fargo & Company of our reports dated February 23, 2021, with respect to the consolidated balance sheets of Wells Fargo & Company and Subsidiaries as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 Annual Report on Form 10-K of Wells Fargo & Company.
As discussed in Note 1 to the financial statements, the Company has changed its method of accounting for the recognition and measurement of credit losses as of January 1, 2020 due to the adoption of ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (CECL).

Registration Statement Number	Form	Description
333-236148	S-3	Universal Shelf 2020
333-239017 333-239017-01	S-3	Debt Shelf 2020
333-223517	S-3	Wells Fargo Direct Purchase and Dividend Reinvestment Plan
333-154879	S-4/S-8	Wachovia Corporation
333-232390	S-8	Deferred Compensation Plan
333-232389	S-8	Long-Term Incentive Compensation Plan
333-168819	S-8	Long-Term Incentive Compensation Plan
333-192903	S-8	Long-Term Incentive Compensation Plan
333-211639	S-8	401(k) Plan
333-180997	S-8	Directors Stock Compensation and Deferral Plan
333-176266	S-8	Special Deferral Plan for Select Employees and Special Award Plan
333-142941	S-8	Deferred Compensation Plan
333-207636	S-8	Deferred Compensation Plan
333-211638	S-8	Wells Fargo Stock Purchase Plan
333-161529	S-8	Wachovia Deferred Compensation Obligations
333-200400	S-8	Supplemental 401(k) Plan

/s/ KPMG LLP

San Francisco, California
February 23, 2021